UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2009

Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09614	51-0291762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 404-1800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Vail Resorts, Inc. (the “Company”), held on December 4, 2009 (the “Meeting”), the Company’s stockholders approved an amendment (the “Amendment”) to the Vail Resorts, Inc. Amended and Restated 2002 Long Term Incentive and Share Award Plan (the “Plan”), to increase the number of shares of the Company’s common stock, par value $0.01 per share (“Shares”), authorized for issuance thereunder from 5,000,000 Shares to 7,500,000 Shares.  The Amendment became effective at the Meeting upon stockholder approval thereof.  The material terms of the Plan are summarized in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on October 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: December 10, 2009	By:	/s/ Jeffrey W. Jones
Jeffrey W. Jones
Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Vail Resorts, Inc. Amended and Restated 2002 Long Term Incentive and Share Award Plan, as amended on December 4, 2009